SENTRY PETROLEUM LAUNCHES NEW WEB SITE

Denver, Colorado - (Marketwire - February 25, 2008) - Oil and gas exploration company Sentry Petroleum Ltd. (OTCBB:SPLM) announced today that it has launched its new corporate website. The site was totally redesigned to provide a more enjoyable, user-friendly experience, including quick access to management profiles, projects, and investor services including regulatory filings.

"Providing our current and future owners and stake holders with clear, concise and timely information is one of our core values. The web site was designed to give investors easy access to all vital information regarding the Company and our business developments. We are exited about this site and look forward to maintaining excellent communication with the public as we implement our ambitious growth strategy." commented Company President, Alan Hart.

The site also invites users to join Sentry's email list for direct delivery of company news releases as they are disseminated. To learn more, visit www.sentrypetroleum.com or call 866-680-7649.

About Sentry Petroleum
Sentry Petroleum is a junior oil and gas exploration company focused in Asia. The company's mission is to secure large land positions with drill ready prospects in the regions of the world with the most promise for large scale discovery. The Company will continue to leverage its strengths with a vision to become a premier independent oil and gas company.

Contact:
Investor Relations 866.680.7649
info@sentrypetroleum.com
www.sentrypetroleum.com

Forward-Looking Statements:
This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at www.sec.gov and www.sedar.com for further information.